EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

Michael F. Cronin, CPA
1574 Eagle Nest Circle
Orlando, FL 32708
407-754-7027
email mikeccpa@aol.com

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Stirling Acquisition Corporation

July 31, 2007

We consent to incorporation by reference in the Amendment 2 to Form S-1 Registration Statement of Stirling Acquisition Corporation. of our report dated May 7, 2007 relating to the balance sheet of Stirling Acquisition Corporation as of December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from inception (December 28, 2006) through December 31, 2006, and to the reference to our firm under the heading "Experts" in the prospectus.

July 31, 2007

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant